P                          FIRST CONSULTING GROUP, INC.
R                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
O                         TO BE HELD [NOVEMBER __], 1998
X          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Y
     The undersigned stockholder of FIRST CONSULTING GROUP, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated [October __], 1998, and hereby appoints James A. Reep and Luther J. Nussbaum proxies and attorneys-in-fact, each with full power of substitution, on behalf of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of FIRST CONSULTING GROUP, INC. to be held at _________________, ______________________, on _______________, _______________, 1998 at __:00
a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AS THE PROXYHOLDER DEEMS ADVISABLE.

                                                                        SEE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE         REVERSE
                                                                        SIDE


- -------------------------------------------------------------------------------
                           -  FOLD AND DETACH HERE  -

                                                         PLEASE MARK
                                                         VOTES AS IN     / X /
                                                        THIS EXAMPLE


                                                         FOR    AGAINST  ABSTAIN
1.   Proposal to approve the issuance of shares of      /  /      /  /    /  /
     common stock, $0.001 par value per share, of First Consulting Group, Inc. ("FCG") ("FCG
     Common Stock"), pursuant to the Agreement and Plan of Merger and Reorganization dated as of September 9, 1998, among First Consulting
     Group, Inc., a Delaware corporation ("FCG"),
     Integrated Systems Consulting Group, Inc., a
     Pennsylvania corporation ("ISCG") and Foxtrot
     Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of FCG ("Merger
     Sub") with and into ISCG pursuant to which ISCG will become a wholly owned subsidiary of FCG.

                                                         FOR    AGAINST  ABSTAIN
2.   To vote or otherwise represent the shares on       /  /      /  /    /  /
     any and all other business which may properly come before the Special Meeting of Stockholders or any adjournment or adjournments thereof, according and in the discretion of the proxyholder.

MARK HERE FOR ADDRESS CHANGE AND NOTE NEW ADDRESS IN SPACE BELOW.           /  /

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: PLEASE SIGN EXACTLY AS YOU NAME APPEARS ON YOUR STOCK CERTIFICATE. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD INSERT THEIR TITLES.


Signature                                               Date
          --------------------------------------------       ----------------

Signature                                               Date
          --------------------------------------------       ----------------


- -------------------------------------------------------------------------------
                           -  FOLD AND DETACH HERE  -